EXHIBIT 6

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated April 16, 2001 included in Innovative's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, and to all references to our Firm included in this registration statement.

         Sincerely,



         DiRocco & Dombrow
         A Professional Corporation of Certified Public Accountants